Exhibit 99.1

NEWS RELEASE

HOLLYWOOD ENTERTAINMENT ANNOUNCES

RESULTS FOR THE FIRST QUARTER OF 2002

PORTLAND, OREGON — April 23, 2002 — Hollywood Entertainment Corporation (Nasdaq:HLYW), owner of the Hollywood Video chain of 1800 video superstores, today announced adjusted diluted earnings per share of $0.30 for the first quarter ended March 31, 2002, as compared to $0.04 for the first quarter ended March 31, 2001. The company reported consolidated revenue of $363.6 million for the first quarter of 2002, as compared to $342.2 million for the first quarter of 2001. Comparable store sales for the first quarter increased 7%

Adjusted diluted earnings per share represents income before taxes and extraordinary items less an assumed normalized effective income tax rate. In the first quarter ended March 31, 2002, the company recorded an extraordinary charge of $2.2 million, net of an income tax benefit of $1.3 million, related to the company’s recently completed closing of its new senior secured credit facilities announced on March 19, 2002.  The charge is the result of the write off of the deferred financing costs associated with the termination of the company’s prior revolving credit facility.

Net income and diluted earnings per share, as reported, was $26.4 million for the first quarter of 2002 or $0.46 per share, as compared to $3.5 million or $0.07 per share, respectively, for the first quarter of 2001. The company’s consolidated adjusted EBITDA for the first quarter of 2002 was $64.2 million, as compared to $53.1 million for the first quarter of 2001.

 Hollywood Entertainment Corporation will hold a conference call Tuesday, April 23 at 10 a.m. Eastern Standard Time. The call may be accessed at (630) 395-0077 using the reference passcode HOLLYWOOD. A replay of the conference call can be accessed at (402) 220-3503 immediately following the call and continuing through May 23, 2002.

The call may also be accessed from the home page of Hollywood’s web site at www.hollywoodvideo.com or www.streetevents.com. The conference call will be archived on the Investor Relations section of the web site through May 23, 2002.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the company believes the expectations reflected in these forward-looking statements are based upon reasonable assumptions, these expectations may not be achieved.  Actual results could vary materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from the company’s expectations include the level of demand for movie and video game rentals and purchases, the effects of competition and changing technologies, the timing, availability and cost to the company of newly-released movies and video games, weather, general economic and market conditions, and factors disclosed in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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INVESTOR CONTACT:                Jim Marcum — Chief Financial Officer   (503) 570-3150

HOLLYWOOD ENTERTAINMENT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,

	2002	2001 (1)
Revenue:
Rental product revenue	$330,439	$317,204
Merchandise sales	33,209	25,041
	363,648	342,245
Cost of revenue:
Cost of rental product	115,751	126,059
Cost of merchandise	24,888	18,382
	140,639	144,441

Gross Margin	223,009	197,804

Operating costs and expenses:
Operating and selling	158,045	153,155
General and administrative	24,029	24,968
Amortization of intangibles	—	1,249
	182,074	179,372

Income from operations	40,935	18,432

Nonoperating income (expense):
Interest income	101	23
Interest expense	(12,077)	(14,853)

Income before income taxes and extraordinary item	28,959	3,602

Provision for income taxes	(290)	(76)

Net income before extraordinary item	28,669	3,526

Extraordinary loss on extinguishment of debt
(net of income tax benefit of $1,308)	$(2,226)	—

Net income	$26,443	$3,526

Net income per share before extraordinary item:
Basic	$0.56	$0.07
Diluted	$0.50	$0.07
Net income per share:
Basic	$0.51	$0.07
Diluted	$0.46	$0.07
Weighted average shares outstanding:
Basic	51,610	48,414
Diluted	57,163	48,480

Other financial and operating data:
Adjusted net income (2)	$17,231	$2,143
Adjusted net income per diluted share	$0.30	$0.04
Adjusted EBITDA (3)	$64,248	$53,142

Stores opened	—	4
Stores closed	1	6
Weighted average stores	1,801	1,818

(1)Revenue and costs associated with sales of previously viewed product have been reclassified into rental product revenue and costs of rental product, respectively,  from merchandise sales and cost of merchandise, respectively, to conform with the presentation of the current year.

(2) Adjusted net income reflects income before income taxes and extraordinary item, lessan assumed normalized effective tax rate of 40.5%.

(3)  For the three months ended March 31, 2002, adjusted EBITDA represents incomefrom operations of $40,935 plus depreciation and amortization of  $69,429, plus non-cash expenses of $22,885, minus the cost of replenishing new release rental inventory for existing stores of $69,001 which is capitalized.  For the three months ended March 31, 2001,  adjusted EBITDA represents income from operations of $18,432 plusdepreciation and amortization of $65,856, plus non-cash expenses of $21,966, minus thecost of replenishing new release rental inventory for existing stores of $53,112 which is capitalized.

HOLLYWOOD ENTERTAINMENT CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

		December 31, 2001
	March 31, 2002
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$50,697	$38,810
Receivables	30,984	29,056
Merchandise inventories	66,103	61,585
Prepaid expenses and other current assets	10,343	10,863
Total current assets	158,127	140,314

Rental inventory, net	205,928	191,016
Property and equipment, net	257,586	270,586
Goodwill, net	64,934	64,934
Deferred income tax asset	38,396	38,396
Other assets, net	14,272	13,298
	$739,243	$718,544

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Current maturities of long-term obligations	$48,666	$111,914
Accounts payable	154,383	167,479
Accrued expenses	111,692	112,799
Accrued interest	3,823	13,712
Income taxes payable	4,014	5,266
Total current liabilities	322,578	411,170

Long-term obligations, less current portion	369,289	402,088
Other liabilities	18,528	18,840
	710,395	832,098
Shareholders’ equity (deficit):
Preferred stock, 25,000,000 shares authorized; no shares
issued and outstanding	—	—
Common stock, 100,000,000 shares authorized; and 58,238,058 and 49,428,763 shares issued
and outstanding, respectively	491,004	375,503
Unearned compensation	(1,197)	(1,655)
Retained deficit	(460,959)	(487,402)
Total shareholders’ equity (deficit)	28,848	(113,554)

	$739,243	$718,544

HOLLYWOOD ENTERTAINMENT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

(In thousands)

	Three Months Ended March 31,

	2002	2001
Operating activities:
Net income	$26,443	$3,526
Adjustments to reconcile net income to cash provided by operating activities:

Extraordinary loss on extinguishment of debt	2,226	—
Depreciation and amortization	69,429	65,856
Amortization of deferred financing costs	1,087	692
Tax benefit from exercise of stock options	—	—
Change in deferred rent	(312)	(34)
Non-cash stock compensation	1,505	3,281
Net change in operating assets and liabilities:
Receivables	(1,928)	418
Merchandise inventories	(4,518)	3,184
Accounts payable	(13,096)	(14,211)
Accrued interest	(9,888)	(6,694)
Other current assets and liabilities	(546)	(9,584)
Cash provided by operating activities	70,402	46,434

Investing activities:
Purchases of rental inventory, net	(69,259)	(35,493)
Purchases of property and equipment, net	(2,082)	(2,381)
Increase in intangibles and other assets	(331)	(347)
Cash used in investing activities	(71,672)	(38,221)

Financing activities:
Proceeds from issuance of common stock	120,750	—
Equity financing costs	(7,234)	—
Initial borrowings under revolving credit facility	150,000	—
Repayment of prior revolving loan	(240,000)	—
Increase (decrease in revolving loans)	(2,500)	11,500
Debt financing costs	(5,249)	—
Repayments of capital lease obligations	(3,547)	(3,954)
Proceeds from exercise of stock options	937	—
Cash (used in provided by financing activities)	13,157	7,546

Increase in cash and cash equivalents	11,887	15,759

Cash and cash equivalents at beginning of year	38,810	3,268

Cash and cash equivalents at the end of first quarter	$50,697	$19,027